Exhibit 10.3
FIRST AMENDMENT AND WAIVER
Dated as of February 20, 2007
     This FIRST AMENDMENT AND WAIVER (this “Amendment”) is entered into among CKX, INC., a Delaware corporation (the “Borrower”), and BEAR STEARNS CORPORATE LENDING INC., as administrative agent (in such capacity the “Administrative Agent”).
Preliminary Statements
     1. Reference is made to the Credit Agreement, dated as of May 24, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Bear, Stearns & Co. Inc., as exclusive advisor, sole lead arranger and sole bookrunner, UBS Securities LLC and The Bank of New York, as co-syndication agents, Lehman Commercial Paper, Inc. and Credit Suisse, as co-documentation agents, and the Administrative Agent. Capitalized terms used but not otherwise defined herein are used with the meanings given in the Credit Agreement.
     2. The Borrower has requested that the Credit Agreement be amended as herein set forth.
     3. The Borrower is currently in default of its obligations under Section 7.7 of the Credit Agreement to not, nor to permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Capital Expenditures in the ordinary course of business exceeding $10,000,000 in any fiscal year as a result of the fact that it incurred capital expenditures for its fiscal year 2006 in an amount equal to approximately $10,500,000 (the “Capex Default”).
     4. The Borrower has requested that the Required Lenders waive the Capex Default.
     5. The Required Lenders are willing to consent to the amendment and waiver request described above on the terms and subject to the conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendment to Credit Agreement.
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in appropriate alphabetical order:
     ““CDS Elvis Venture”: a joint venture or similar agreement entered into between the Borrower and/or any Subsidiary and Cirque du Soleil Nevada Inc., or an Affiliate thereof, for purposes of creating, producing and presenting a permanent Elvis Presley-themed live show in Las Vegas, Nevada pursuant to an agreement to be entered into with an Affiliate of MGM Mirage; provided that the CDS Elvis Venture shall be predominantly engaged in media, entertainment or content related businesses.”
     (b) Section 7.7 of the Credit Agreement is hereby amended by (i) deleting the reference to “$10,000,000” in clause (a) thereof and replacing it with “$12,000,000” and (ii) inserting the following at the end of clause (b) thereof: “and/or consisting of Investments made in accordance with Section 7.8(n)”.
     (c) Section 7.8 of the Credit Agreement is hereby amended by deleting clause (j) thereof in its entirety and replacing it with the following new clause (j):
“(j) Investments made after the Closing Date consisting of Permitted Acquisitions and Permitted Joint Ventures; provided that (i) the aggregate amount of Investments made in connection with all Permitted Acquisitions and Permitted Joint Ventures in accordance with this clause (j) shall not exceed $40,000,000 (after giving effect to any reinstatement of prior utilizations of such amount with Net Cash Proceeds or cash dividends and other distributions in accordance with clause (iii) below), (ii) the aggregate amount of Investments made in connection with all Permitted Joint Ventures in accordance with this clause (j) shall not exceed $30,000,000 (after giving effect to any reinstatement of prior utilizations of such amount with Net Cash Proceeds or cash dividends and other distributions in accordance with clause (iv) below), (iii) any amounts utilized in respect of the dollar cap specified in clause (i) above shall be reinstated by an amount equal to the sum of (x) the Net Cash Proceeds actually received by the Borrower or any Subsidiary Guarantor in respect of any Asset Sale consisting of a Permitted Acquisition or Permitted Joint Venture in which Investments were previously made pursuant to this clause (j) plus (y) the aggregate amount of dividends and other distributions in the form of cash, Cash Equivalents and non-cash assets that have been converted into cash that have been actually received by the Borrower or any Subsidiary Guarantor from Permitted Joint Ventures in which Investments were previously made pursuant to this clause (j), in each case, as certified by a Responsible Officer of the Borrower (provided that in no event shall amounts available in respect of such dollar cap be greater than $40,000,000 at any one time after giving effect to any such reinstatement) and (iv) any amounts utilized in respect of the dollar cap specified in clause (ii) above shall be reinstated by an amount equal to the sum of (x) the Net Cash Proceeds actually received by the Borrower or any Subsidiary Guarantor in respect of any Asset Sale consisting of a Permitted Joint Venture in which Investments were previously made pursuant to this clause (j) plus (y) the aggregate amount of dividends and other distributions in the form of cash, Cash Equivalents and non-cash assets that have been converted into cash that have been actually received by the Borrower or any Subsidiary Guarantor from Permitted Joint Ventures in which Investments were previously made pursuant to this clause (j), in each case, as certified by a Responsible Officer of the Borrower (provided that in no event shall amounts available in respect of such dollar cap be greater than $30,000,000 at any one time after giving effect to any such reinstatement);”.
     (d) Section 7.8 of the Credit Agreement is hereby further amended by (i) deleting the word “and” at the end of clause (l) thereof; (ii) deleting the period at the end of clause (m) thereof and replacing it with a semicolon; and (iii) inserting the following new clauses (n) and (o) at the end thereof:
     “(n) Investments made after the Closing Date in the CDS Elvis Venture; provided that the aggregate amount of Investments made in connection with the CDS Elvis Venture shall not exceed $28,000,000; and
     (o) Solely to the extent that Investments are not then permitted under clause (j) above, Investments made after the Closing Date by any Subsidiary that is not a Subsidiary Guarantor consisting of Permitted Acquisitions and Permitted Joint Ventures with (x) any Net Cash Proceeds actually received by such Subsidiary and not distributed to the Borrower or any Subsidiary Guarantor as of such date in respect of any Asset Sale consisting of a Permitted Acquisition or Permitted Joint Venture in which Investments were previously made pursuant to clause (j) above or this clause (o) or (y) any dividends and other distributions in the form of cash, Cash Equivalents and non-cash assets that have been converted into cash that have been actually received by such Subsidiary and not distributed to the Borrower or any Subsidiary Guarantor as of such date from Permitted Joint Ventures in which Investments were previously made pursuant to clause (j) above or this clause (o); provided that the aggregate amount of Investments made by such Subsidiary pursuant to this clause (o) at any time outstanding (after giving effect to any additional amounts received as described in clauses (x) and (y) above) shall not exceed (1) the aggregate amount of Investments previously made as of such date by such Subsidiary in such Permitted Acquisition or Permitted Joint Venture, as the case may be, in accordance with clause (j) above minus (2) the aggregate amount of dividends or distributions received by the Borrower or any Subsidiary Guarantor from such Subsidiary and credited under clauses (iii) or (iv) of clause (j) above.”
SECTION 2. Waiver. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth herein, the Required Lenders hereby waive the Capex Default.
SECTION 3. Conditions to Effectiveness. The amendments contained in Section 1 and the waiver contained in Section 2 shall not be effective unless and until each of the following conditions precedent is satisfied (the date on which such conditions are satisfied, the “Amendment Effective Date”):
     (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent and the Borrower and counterparts of the Consent appended hereto (the “Consent”) executed by the Subsidiary Guarantors;
     (b) the Administrative Agent shall have received executed counterparts of this Amendment or a signed authorization to execute this Amendment from the Required Lenders;
     (c) all fees and expenses then due and payable to the Lead Arranger or any Agent or Lender under the Loan Documents or relating thereto (to the extent invoiced at least one day Business Day prior) shall have been paid in full in immediately available funds;

     (d) each of the representations and warranties set forth in Section 4 below shall be true and correct in all material respects;
     (e) after giving effect to the waiver set forth in Section 2 above, no Default or Event of Default shall have occurred and be continuing, as certified by the Borrower;
     (f) the Borrower shall have provided a certificate of a Responsible Officer to the effect that after giving effect to the CDS Elvis Venture, the Borrower will be in compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement on a pro forma basis and no Loan Party will be under any Contractual Obligation to make Investments or incur Guarantee Obligations in connection with the CDS Elvis Venture that would be in violation of the Credit Agreement; and
     (g) the Administrative Agent shall have received such other documents and instruments as it or the Lead Arranger may reasonably request.
SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Lead Arranger, Agents and Lenders that:
     (a) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each Subsidiary Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Consent and the Loan Documents, as amended hereby. The execution, delivery and performance by the Borrower of this Amendment and by the Guarantors of the Consent and the performance by the Borrower of the Credit Agreement (as amended hereby) have been duly approved by all necessary corporate action of the Borrower, and no other corporate proceedings on the part of the Borrower or any Guarantor are necessary to consummate such transactions.
     (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower and the Consent has been duly executed and delivered by each Subsidiary Guarantor. When this Amendment becomes effective in accordance with its terms, this Amendment, the Credit Agreement (as amended hereby), and the Consent each will be the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).
     (c) Representations and Warranties. The representations and warranties of the Borrower in the Credit Agreement (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof, in which case, such representation and warranties were true and correct as of such date) are and will be true and correct on and as of the date of this Amendment and the Amendment Effective Date as though made on and as of each such date.
     (d) No Conflicts. Neither the execution and delivery of this Amendment, nor the execution and delivery of the Consent, nor the consummation of the transactions contemplated hereby or thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit

Agreement (as amended hereby) or the other Loan Documents by the Borrower or any Subsidiary Guarantors will, at the time of such performance, (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents, (ii) violate, contravene or materially conflict with any Requirement of Law (including, without limitation, Regulation U) or Contractual Obligation, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.
     (e) No Default. After giving effect to the waiver set forth in Section 2 above, no event has occurred and is continuing that constitutes a Default or Event of Default.
SECTION 5. Reference to and Effect on Credit Agreement.
     (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.
     (b) Except as specifically amended above, the Credit Agreement and the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Credit Agreement or any other Loan Document.
SECTION 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
SECTION 7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature pages follow]

     IN WITNESS WHEREOF, the party hereto has caused this Amendment to be executed by its respective officers thereunto duly authorized, as of the date first written above.

CKX, INC.

By:	/s/ Thomas P. Benson
Name:	Thomas P. Benson
Title:	Executive Vice President, Chief Financial Officer and Treasurer
[signatures continued on the next page]

BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent

By:	/s/ Victor F. Bulzacchelli
Name:	Victor F. Bulzacchelli
Title:	Vice President

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